Exhibit 99.1

NEWS
RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
                        (512) 433-5210
FORESTAR GROUP INC. REPORTS FULL YEAR
AND FOURTH QUARTER 2009 RESULTS
     AUSTIN, TEXAS, February 3, 2010—Forestar Group Inc. (NYSE: FOR) today reported full year 2009 net income of $59.1 million, or $1.64 per diluted share, compared with full year 2008 net income of $12.0 million, or $0.33 per diluted share. Full year 2009 results include the sale of about 95,000 acres of timberland for approximately $160 million. The company reported a fourth quarter 2009 net loss of ($7.4) million, or ($0.20) per diluted share, compared with net income of $1.7 million, or $0.05 per diluted share in fourth quarter 2008.
     “Our 2009 results reflect the execution of our strategic initiatives,” said Jim DeCosmo, president and chief executive officer of Forestar Group. “Principally due to the efforts of our team in executing our near-term strategic initiatives, we generated approximately $130 million in positive net cash flow during 2009 compared with the use of about ($70) million in 2008.”
     Mr. DeCosmo noted that the company’s 2009 value creation activities included:
-	Selling about 95,000 acres of timberland for approximately $160 million

-	Reducing cash used for real estate development and lowering costs almost $68 million in 2009 compared with 2008

-	Receiving $24.9 million in reimbursements from special public improvement districts

-	Leasing over 25,800 net mineral acres to oil and gas companies for exploration and production activities

-	Investing approximately $19 million in the resort and real estate development at our Cibolo Canyons mixed-use project located in San Antonio, Texas. Forestar will receive revenues related to hotel occupancy and sales taxes through 2034 from the 1,002 room J.W. Marriott hotel and golf resort (which opened January 22, 2010).
     “As a result of 2009 value creation activities listed above, we have reduced total debt over $121 million or 35% since year-end 2008, significantly improving liquidity and financial flexibility, positioning Forestar for future growth opportunities. We remain committed to our strategy of maximizing long-term shareholder value,” added Mr. DeCosmo.

     Forestar Group manages its operations through three business segments:
▪	Real estate,

▪	Mineral resources, and

▪	Fiber resources
     At the end of 2009, our real estate segment includes over 251,000 acres of land owned directly or through ventures located in nine states and twelve markets. Mineral resources include about 620,000 net acres of oil and gas mineral interests located principally in Texas, Louisiana, Alabama, and Georgia. Also included in the segment is a 45% nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.38 million acres in Texas, Louisiana, Georgia and Alabama. Fiber resources includes the sale of wood fiber and management of our recreational leases.
REAL ESTATE

	Quarterly Results			Full Year Results
	4th Qtr.	4th Qtr.	3rd Qtr.
($ in Millions)	2009	2008	2009	2009	2008
Segment Earnings	$(2.5)	$3.0	$0.1	$3.2	$9.1
     Fourth quarter 2009 real estate segment earnings were negatively impacted by impairment charges of $2.7 million primarily associated with a condominium project located in Austin, Texas, and a $3.6 million charge for environmental remediation activities at our San Joaquin River project located near Antioch, California.
     Full year 2009 real estate segment earnings were negatively impacted by impairment charges of $10.6 million, principally related to a condominium project located near Austin, TX, a venture investment in a project located near Atlanta, Georgia, and two joint venture projects located in Tampa, Florida. In addition, full year 2009 real estate segment earnings include a $3.6 million charge for environmental remediation activities as mentioned above.
Fourth Quarter 2009
Real Estate Sales Activity

	Q4 2009				Q4 2008
	Sales		Price		Sales		Price

Undeveloped Land*	3,240	acres	$3,100	/ acre	2,436	acres	$4,600	/ acre
Residential Lots*	202	lots	$45,000	/ lot	259	lots	$37,600	/ lot
Commercial Acres*	0.3	acres	$87,000	/ acre	28	acres	$265,900	/ acre

*	Includes venture activity
     Including venture activity, over 3,200 acres of undeveloped land were sold during fourth quarter 2009 at an average sales price of approximately $3,100 per acre.
     Residential sales activity for all wholly and partially-owned projects during fourth quarter 2009 included the sale of 202 lots at an average price of approximately $45,000 per lot.

Full Year 2009
Real Estate Sales Activity

	Full Year 2009				Full Year 2008
	Sales		Price		Sales		Price

Undeveloped Land*	18,200	acres	$2,600	/ acre	6,100	acres	$4,800	/ acre
Residential Lots*	642	lots	$55,200	/ lot	1,060	lots	$48,500	/ lot
Commercial Acres*	6	acres	$263,800	/ acre	120	acres	$232,400	/ acre

*	Includes venture activity
     Including venture activity, about 18,200 acres of undeveloped land were sold during 2009 at an average sales price of approximately $2,600 per acre.
     Residential sales activity for all wholly and partially-owned projects during 2009 included the sale of 642 residential lots at an average price of approximately $55,200 per lot.
     Commercial activity for all wholly and partially-owned projects during 2009 included the sale of six acres at an average price of approximately $263,800 per acre.
Real Estate Pipeline
     At year-end 2009, Forestar’s real estate segment includes over 251,000 acres of land owned directly or through ventures located in nine states and twelve markets.
YE 2009 Real Estate Pipeline

		In		Developed &
		Entitlement		Under	Total
Real Estate	Undeveloped	Process	Entitled	Development	Acres*
Undeveloped Land
Owned	196,817				203,580
Ventures	6,763

Residential
Owned		26,868	7,790	636	41,706
Ventures		1,080	4,297	1,035

Commercial
Owned		3,502	1,056	520	5,849
Ventures		—	517	254

Total Acres	203,580	31,450	13,660	2,445	251,135

Estimated Residential Lots			25,416	3,731	29,147

*	Total acres excludes Forestar’s 58% ownership interest in the Ironstob, LLC venture which controls approximately 16,000 acres of undeveloped land located in Georgia.

Entitlement Activity
     Forestar has 21 real estate projects representing about 31,450 acres in the entitlement process, including ventures.
     Including venture activity, Forestar has over 13,600 acres of entitled land, representing over 25,400 residential lots and over 1,500 commercial acres.
Development and Investment Activity
     During 2009 the company invested approximately $33.8 million in real estate development activity, compared with about $99.2 million in 2008. “Excluding our contributions to the resort at Cibolo Canyons, full year 2009 investment in development was down 78% compared with full year 2008,” added Mr. DeCosmo.
Investment in Real Estate Development

($ in millions)	2009	2008	Reduction
Investment in Development	$33.8	$99.2

Contribution to Resort at Cibolo Canyons	$(16.2)	$(18.3)

Net Investment in Development	$17.6	$80.9	(78%	)

     “During 2009, our investment activity related primarily to our contractual commitments to the resort at Cibolo Canyons, and our remaining investment in development was located principally in the major markets of Texas, where we continue to generate sales activity,” said Mr. DeCosmo.
MINERAL RESOURCES

	Quarterly Results			Full Year Results
	4th Qtr.	4th Qtr.	3rd Qtr.
Segment Earnings	2009	2008	2009	2009	2008
($ in Millions)	$3.3	$6.1	$17.8	$32.4	$44.1
     Full year 2009 mineral resources segment earnings include $21.3 million in lease bonus payments associated with leasing over 25,800 net mineral acres. Full year 2008 mineral resources revenues include $24.9 million in bonus payments associated with leasing over 61,500 net mineral acres.

Mineral Activity
Fourth Quarter 2009

	Revenues	Activity*
Royalties	$3.5 million	Natural Gas Production (MMCF)	586.5
		Average Price / MCF	$3.15
		Oil Production (Barrels)	30,800
		Average Price / Barrel	$66.62

Other Lease Revenues	$1.0 million	Acres Leased	720

		Bonus / Acre	$662

Total Revenues	$4.5 million	Active Wells	472

*	Includes venture activity
     During fourth quarter 2009, including venture activity, over 700 net mineral acres were leased, and our share of oil and gas production related to our royalty interests was about 30,800 barrels of oil and approximately 586.5 MMCF of natural gas.
Mineral Activity
Full Year 2009

	Revenues	Activity*
Royalties	$11.9 million	Natural Gas Production (MMCF)	1,575.8
		Average Price / MCF	$4.09
		Oil Production (Barrels)	107,200
		Average Price / Barrel	$56.86

Other Lease Revenues	$24.4 million	Acres Leased	25,800

		Bonus / Acre	$827

Total Revenues	$36.3 million	Active Wells (YE 2009)	472

*	Includes venture activity
     For the year 2009, including venture activity, about 25,800 net mineral acres were leased, generating $21.3 million in bonus revenues. This leasing activity was located principally in East Texas and driven by activity associated with the Cotton Valley, James Lime, Haynesville and Deep Bossier natural gas formations. In addition, approximately $2.5 million in delay rental payments were received in 2009.
     For the year 2009, our share of oil and gas production related to our royalty interests was approximately 107,200 barrels of oil and 1,575.8 MMCF of natural gas.

Minerals Activity
     Forestar’s mineral resources segment includes approximately 620,000 net mineral acres principally located in Texas, Louisiana, Alabama, and Georgia.
YE 2009 Minerals Ownership1

	Available		Held by
State	for Lease	Leased	Production	Total[2]
Texas	130,000	103,000	20,000	253,000
Louisiana	129,000	8,000	7,000	144,000
Alabama	40,000	2,000	—	42,000
Georgia	180,000	—	—	180,000
California	1,000	—	—	1,000
	480,000	113,000	27,000	620,000

[1]	Includes ventures

[2]	Excludes 481 net mineral acres located in Colorado
FIBER RESOURCES

	Quarterly Results			Full Year Results
	4th Qtr.	4th Qtr.	3rd Qtr.
Segment Earnings	2009	2008	2009	2009	2008
($ in Millions)	$1.4	$2.7	$2.1	$9.6	$8.9
Fiber Sales Activity
     During fourth quarter 2009 Forestar generated almost $2.2 million in revenues from the sale of nearly 200 thousand tons of fiber. In 2009, Forestar generated about $13.5 million in revenues from the sale of over 1.1 million tons of fiber, the majority of which was sold to Temple-Inland Inc. at market prices.
2009 Summary
     “Forestar has made significant progress executing our strategy and near-term strategic initiatives despite challenging economic conditions. During 2009 we sold approximately 113,000 acres of timberland for about $207 million, and reduced total debt by over 35%. In addition, we reduced investment in real estate development and lowered costs by almost $68 million in 2009 compared with 2008. We remain focused on investing in projects where market conditions support sales activity. Also, we continue to lower costs. Principally due to the efforts of our team in executing our near-term strategic initiatives, we generated approximately $130 million in positive net cash flow in 2009, compared with the use of about ($70) million in 2008. As a result, we have transformed the balance sheet, significantly improving liquidity and financial flexibility, positioning Forestar for the future,” concluded Mr. DeCosmo.

     The Company will host a conference call on February 3, 2010 at 9:00 am EDT to discuss results of fourth quarter and full year 2009. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Forestar’s Internet site at www.forestargroup.com. To access the conference call, listeners calling from North America should dial 1-866-277-1181 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-617-597-5358. The password is Forestar. Replays of the call will be available for two weeks following completion of the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 80932686.
About Forestar Group
     Forestar Group Inc. operates in three business segments: real estate, mineral resources and fiber resources. The real estate segment owns directly or through ventures over 251,000 acres of real estate located in nine states and twelve markets in the U.S. The real estate segment has 21 real estate projects representing over 31,450 acres currently in the entitlement process, and 75 entitled, developed and under development projects in seven states and eleven markets encompassing over 16,100 acres, comprised of over 29,100 residential lots and over 2,300 commercial acres. The mineral resources segment manages about 620,000 net acres of oil and gas mineral interests. The fiber resources segment includes the sale of wood fiber and management of our recreational leases. The company also has a 45% nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.38 million acres in Texas, Louisiana, Georgia and Alabama. Forestar’s address on the World Wide Web is www.forestargroup.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the availability of loans and fluctuations in the credit markets; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; changes in federal energy policies; demand for oil and gas; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this release.

FORESTAR GROUP INC.
(UNAUDITED)
Business Segments

	Fourth Quarter		Full Year
	2009	2008	2009	2008
	(In thousands,		(In thousands,
	except per share)		except per share)
Revenues
Real estate	$24,281	$25,368	$94,436	$98,859
Mineral resources	4,489	7,478	36,256	47,671
Fiber resources	2,631	4,113	15,559	13,192

Total revenues	$31,401	$36,959	$146,251	$159,722

Segment earnings
Real estate	$(2,459)	$3,002	$3,182	$9,075
Mineral resources	3,337	6,142	32,370	44,076
Fiber resources	1,343	2,707	9,622	8,896

Total segment earnings	2,221	11,851	45,174	62,047
Expenses not allocated to segments
General and administrative (a)	(4,649)	(4,510)	(22,399)	(19,318)
Share-based compensation	(4,281)	142	(11,998)	(4,516)
Gain on sales of assets	—	—	104,047	—
Interest expense	(4,806)	(5,536)	(20,459)	(21,283)
Other non-operating income	(7)	46	375	279

Income before taxes	(11,522)	1,993	94,740	17,209
Income tax expense	4,128	(249)	(35,633)	(5,235)

Net income (loss) attributable to Forestar Group Inc.	$(7,394)	$1,744	$59,107	$11,974

Diluted earnings per share:
Net income	$(0.20)	$0.05	$1.64	$0.33

Average diluted shares outstanding (shares in millions)	36.5	35.6	36.1	35.9

	Year End
Supplemental Financial Information	2009	2008
	(In thousands)
Borrowings under credit facility	$125,000	$234,900
Other debt (b)	91,626	102,502

Total Debt	$216,626	$337,402

(a)	2009 general and administrative costs include approximately $3.2 million paid to outside advisors regarding an evaluation by our Board of Directors of an unsolicited shareholder proposal and $2.2 million impairment charge associated with our undivided interest in corporate aircraft contributed to us by Temple-Inland prior to spin-off.

(b)	Consists principally of consolidated venture non-recourse debt.

Information about our real estate projects and our real estate ventures for year-end 2009 and 2008 follows:

	Year End
	2009	2008
Owned & consolidated ventures:
Entitled, developed and under development projects
Number of projects	54	57
Residential lots remaining	20,186	20,561
Commercial acres remaining	1,702	1,624
Undeveloped land and land in the entitlement process
Number of projects	19	23
Acres in entitlement process	30,370	32,640
Acres undeveloped (a)	198,063	309,232
Ventures accounted for using the equity method:
Ventures’ lot sales (for the year)
Lots sold	159	248
Average price per lot sold	$60,589	$57,750
Ventures’ entitled, developed, and under development projects
Number of projects	21	21
Residential lots remaining	8,961	9,348
Commercial acres sold (for the year)	4	65
Average price per acre sold	$188,144	$280,609
Commercial acres remaining	645	648
Ventures’ undeveloped land and land in the entitlement process
Number of projects	2	2
Acres in entitlement process	1,080	1,080
Acres sold (for the year)	1	486
Average price per acre sold	$10,000	$6,306
Acres undeveloped	5,517	5,641

(a)	Includes 74,000 acres classified as held for sale.

A summary of our real estate projects in the entitlement process (a) at year end 2009 follows:

		Project
Project	County	Acres (b)
California

Hidden Creek Estates	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	30

Georgia

Ball Ground	Cherokee	500
Burt Creek	Dawson	970
Crossing	Coweta	230
Dallas Highway	Haralson	1,060
Fincher Road	Cherokee	3,890
Fox Hall	Coweta	960
Garland Mountain	Cherokee/Bartow	350
Home Place	Coweta	1,510
Jackson Park	Jackson	700
Martin’s Bridge	Banks	970
Mill Creek	Coweta	770
Serenity	Carroll	440
Waleska	Cherokee	150
Wolf Creek	Carroll/Douglas	12,230
Yellow Creek	Cherokee	1,060

Texas

Lake Houston	Harris/Liberty	3,700
San Jacinto	Montgomery	150
Entrada(c)	Travis	240
Woodlake Village(c)	Montgomery	840

Total		31,450

(a)	A project is deemed to be in the entitlement process when customary steps necessary for the preparation and submittal of an application, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)	Project acres, which are the total for the project regardless of our ownership interest, are approximate. The actual number of acres entitled may vary.

(c)	We own a 50% interest in these projects.

A summary of activity within our entitled, (a) developed and under development projects at year-end 2009 follows:

				Residential Lots (c)		Commercial Acres (d)
				Lots Sold		Acres Sold
		Interest		Since	Lots	Since	Acres
Project	County	Owned(b)		Inception	Remaining	Inception	Remaining
Projects we own
California
San Joaquin River	Contra Costa/Sacramento	100%		—	—	—	288

Colorado
Buffalo Highlands	Weld	100%		—	164	—	—
Johnstown Farms	Weld	100%		115	493	2	8
Pinery West	Douglas	100%		—	—	—	115
Stonebraker	Weld	100%		—	603	—	13
Westlake Highlands	Jefferson	100%		6	15	—	—

Texas
Arrowhead Ranch	Hays	100%		—	232	—	6
Caruth Lakes	Rockwall	100%		279	370	—	—
Cibolo Canyons	Bexar	100%		590	1,157	64	81
Harbor Lakes	Hood	100%		199	250	—	14
Harbor Mist	Calhoun	100%		—	200	—	—
Hunter’s Crossing	Bastrop	100%		322	169	38	68
La Conterra	Williamson	100%		60	449	—	60
Maxwell Creek	Collin	100%		672	339	10	—
Oak Creek Estates	Comal	100%		67	581	13	—
The Colony	Bastrop	100%		410	2,242	22	49
The Gables at North Hill	Collin	100%		195	88	—	—
The Preserve at Pecan Creek	Denton	100%		264	554	—	9
The Ridge at Ribelin Ranch	Travis	100%		—	—	179	16
Westside at Buttercup Creek	Williamson	100%		1,290	231	66	—
Other projects (7)	Various	100%		1,550	19	197	23
Georgia
Towne West	Bartow	100%		—	2,674	—	121
Other projects (14)	Various	100%		—	2,934	—	705
Missouri and Utah
Other projects (2)	Various	100%		443	321	—	—

				6,462	14,085	591	1,576

Projects in entities we consolidate

Texas
City Park	Harris	75%		1,099	212	50	105
Lantana	Denton	55	% (e)	498	1,802	—	—
Light Farms	Collin	65%		—	2,517	—	—
Stoney Creek	Dallas	90%		69	685	—	—
Timber Creek	Collin	88%		—	614	—	—
Other projects (5)	Various	Various		936	271	26	21

				2,602	6,101	76	126

Total owned and consolidated				9,064	20,186	667	1,702
Projects in ventures that we account for using the equity method
Georgia
Seven Hills	Paulding	50%		634	446	26	—
The Georgian	Paulding	38%		288	1,097	—	—
Other projects (5)	Various	Various		1,845	77	3	—
Texas
Bar C Ranch	Tarrant	50%		192	1,007	—	—
Fannin Farms West	Tarrant	50%		279	101	—	15
Lantana	Denton	Various (e)		1,436	34	14	75
Long Meadow Farms	Fort Bend	19%		607	1,499	72	138
Southern Trails	Brazoria	40%		372	655	—	—
Stonewall Estates	Bexar	25%		220	161	—	—
Summer Creek Ranch	Tarrant	50%		796	1,772	—	363
Summer Lakes	Fort Bend	50%		325	798	56	—
Village Park	Collin	50%		339	221	3	2
Waterford Park	Fort Bend	50%		—	493	—	37
Other projects (2)	Various	Various		296	228	—	15
Florida
Other projects (3)	Various	Various		473	372	—	—

Total in ventures				8,102	8,961	174	645

Combined Total				17,166	29,147	841	2,347

(a)	A project is deemed entitled when all major discretionary land-use approvals have been received. Some projects may require additional permits for development.

(b)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly. There are some projects that have multiple ownership structures within them. Accordingly, portions of these projects may appear as owned, consolidated and/or accounted for using the equity method.

(c)	Lots are for the total project, regardless of our ownership interest.

(d)	Commercial acres are for the total project, regardless of our ownership interest and are net developable acres, which may be fewer than the gross acres available in the project.

(e)	The Lantana project consists of a series of 15 partnerships in which our voting interests range from 25% to 55%. We account for three of these partnerships using the equity method and we consolidate the remaining partnerships.
A summary of our commercial and income producing properties at year-end 2009 follows:

			Interest
Project	County	Market	Owned (a)	Type	Description

Radisson Hotel	Travis	Austin	100%	Hotel	413 guest rooms and suites
Palisades West	Travis	Austin	25%	Office	375,000 square feet
Las Brisas	Williamson	Austin	49%	Multi-Family	414 unit luxury apartment
Harbor Lakes Golf Club	Hood	Dallas/Fort Worth	100%	Golf Club	18-hole golf course and club
Gulf Coast Apartments	Various	Various	2%	Multi-Family	9 apartment communities

(a)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly.